Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2018, relating to the consolidated financial statements, the effectiveness of Bluerock Residential Growth REIT, Inc.’s internal control over financial reporting, and schedule of Bluerock Residential Growth REIT, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 which is incorporated by reference in the Prospectus.

We also hereby consent to the incorporation by reference of our report dated January 8, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Sovereign Apartments appearing in the Company's Current Report on Form 8-K/A filed on January 8, 2016; and our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Park & Kingston, our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Arium Palms at World Gateway, our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Summer Wind, and our report dated January 11, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of Citation Club on Palmer Ranch, all appearing in the Company's Current Report on Form 8-K filed on January 11, 2016; our report dated September 29, 2016 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of Tenside Apartments appearing in the Company's Current Report on Form 8-K/A filed on September 29, 2016; our report dated February 13, 2017 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2015 of Roswell City Walk appearing in the Company's Current Report on Form 8-K/A filed on February 13, 2017; our report dated August 9, 2017 with respect to the combined Historical Statement of Revenues and Certain Direct Operating Expenses of The Mansions at Canyon Springs Apartments, The Towers at TPC Apartments, The Estates at Crown Ridge Apartments, The Mansions at Cascades I Apartments and The Mansions at Cascades II Apartments (collectively the “CWS Portfolio”) for the year ended December 31, 2016 appearing in the Company's Current Report on Form 8-K/A filed on August 9, 2017; our report dated November 6, 2017 with respect to the combined historical statement of revenues and certain direct operating expenses of ARIUM Metrowest and ARIUM Hunter’s Creek (collectively, the “Crow Portfolio”) for the year ended December 31, 2016 appearing in the Company's Current Report on Form 8-K/A filed on November 6, 2017; all of which are incorporated by reference in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Troy, Michigan

May 16, 2018